UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 7, 2006

Date of report (Date of earliest event reported)

Archipelago Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-32274 (Commission File Number)	86-1075595 (I.R.S. Employer Identification No.)

100 South Wacker Drive, Suite 1800, Chicago, IL 60606

(Address of Principal Executive Offices)

(312) 960-1696

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets;  Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing;  Item 5.01  Changes in Control of Registrant.

On March 7, 2006, the New York Stock Exchange, Inc. (the “NYSE”) and Archipelago Holdings, Inc. (“Archipelago”) completed the combination of their businesses through a series of mergers (the “Mergers”) and became wholly owned subsidiaries of NYSE Group, Inc. (“NYSE Group”) pursuant to the Agreement and Plan of Merger, dated as of April 20, 2005, as amended and restated as of July 20, 2005, and as further amended on October 20, 2005 and November 2, 2005, by and among the NYSE, Archipelago, NYSE Group, NYSE Merger Sub LLC, NYSE Merger Corporation Sub, Inc. and Archipelago Merger Sub, Inc.  On March 7, 2006, NYSE and Archipelago issued a press release regarding the foregoing.  A copy of the press release is incorporated herein by reference as Exhibit 99.1.

In the Mergers, each holder of a share of Archipelago common stock, par value $0.01 per share, was entitled to receive one share of NYSE Group common stock, par value $0.01 per share.  The issuance of the NYSE Group common stock pursuant to the Mergers was registered under the Securities Act of 1933, as amended, pursuant to NYSE Group’s registration statement on Form S-4 (Registration No. 333-126780), which was declared effective by the Securities and Exchange Commission on November 3, 2005.  Shares of NYSE Group common stock are listed on the New York Stock Exchange under the ticker symbol “NYX.”

As a consequence of the Mergers, the Pacific Exchange, Inc. has filed with the Securities and Exchange Commission a Form 25, requesting the removal from listing and registration under Section 12(b) of the Securities Exchange Act of 1934 of the common stock of Archipelago.

Item 9.01               FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
99.1	Press release, dated March 7, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2006	Archipelago Holdings, Inc.

/s/ Gerald D. Putnam
Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release, dated March 7, 2006.